UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2008 (March 24, 2008)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State of or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission file number)	(I.R.S. Employer Identification Number)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws

On March 24, 2008, the Board of Trustees of Senior Housing Properties Trust, or the Company, adopted amendments to Section 2.15 (relating to meeting of shareholders) and Sections 3.2 – 3.4 (relating to trustees) of the Company’s bylaws effective March 24, 2008, to, among other things, (1) require certain documentation in connection with shareholder nominations and proposals; (2) require shareholders to provide additional information in the shareholders’ notice concerning hedging/derivative transactions and (3) clarify deadlines for submitting shareholder proposals.  The above description of the amendments to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws of the Company, as amended and in effect on March 24, 2008.  A composite copy of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The Company hereby files the following exhibits:

3.1	Composite copy of the Company’s Amended and Restated Bylaws, as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

	By:	/s/ Richard A. Doyle, Jr.
	Name:	Richard A. Doyle, Jr.
	Title:	Treasurer and Chief Financial Officer

Date: March 28, 2008